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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 17, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	4813 (Primary Standard Industrial Classification Code Number)	84-1500624 (I.R.S. Employer Identification Number)

10475 Park Meadows Drive
Littleton, Colorado 80124
(303) 566-1000
(Address and telephone number of principal executive offices)

Paul B. Jones
Senior Vice President and General Counsel
10475 Park Meadows Drive
Littleton, Colorado 80124
(303) 566-1000
(Name, address, and telephone number of agent for service)

With a copy to:

Douglas R. Wright
Jeffrey A. Sherman
Michael M. McGawn
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered(1)	Amount of Registration Fee(2)

Debt Securities

Guarantees of Debt Securities(3)

Preferred Stock, $.01 par value per share

Class A common stock, $.01 par value per share

Class B common stock, $.01 par value per share

Warrants

(1)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

(3)
Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

ADDITIONAL REGISTRANTS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Time Warner Telecom Holdings Inc.	Delaware	4813	13-3699930
Time Warner Telecom Holdings II LLC	Delaware	4813	84-1556315
Time Warner Telecom General Partnership	Delaware	4813	06-1363372
Time Warner Telecom of Illinois LLC.	Delaware	4813	91-2029436
Time Warner Telecom of Colorado LLC	Delaware	4813	84-1544704
Time Warner Telecom of Minnesota LLC	Delaware	4813	84-1544705
Time Warner Telecom of North Carolina L.P.	Delaware	4813	06-1387494
Time Warner Telecom of South Carolina LLC	Delaware	4813	84-1544706
Time Warner Telecom of California, L.P.	Delaware	4813	06-1363377
Time Warner Telecom of Florida, L.P.	Delaware	4813	06-1363374
Time Warner Telecom of Ohio, LLC.	Delaware	4813	06-1374299
Time Warner Telecom of Texas, L.P.	Delaware	4813	06-1392228
Time Warner Telecom of Wisconsin, L.P.	Delaware	4813	06-1402565
Time Warner Telecom of Idaho LLC	Delaware	4813	84-160869
Time Warner Telecom of Nevada LLC	Delaware	4813	84-1560861
Time Warner Telecom of New Mexico LLC	Delaware	4813	84-1560860
Time Warner Telecom of Oregon LLC.	Delaware	4813	84-1560859
Time Warner Telecom of Utah LLC.	Delaware	4813	84-1560856
Time Warner Telecom of Washington LLC.	Delaware	4813	84-1560870
TW Telecom L.P.	Delaware	4813	01-0548323
Time Warner Telecom of Arizona LLC	Delaware	4813	84-1560848
Time Warner Telecom of Georgia, L.P.	Delaware	4813	06-1374294
Time Warner Telecom of Hawaii, L.P.	Delaware	4813	06-1392225
Time Warner Telecom of Indiana, L.P.	Delaware	4813	06-1457291
Time Warner Telecom of the Mid-South LLC	Delaware	4813	06-1363373
Time Warner Telecom of New Jersey, L.P.	Delaware	4813	06-138255
Time Warner Telecom-NY, L.P.	Delaware	4813	06-1374289

        Time Warner Telecom Holdings Inc., a wholly-owned subsidiary of Time Warner Telecom Inc., is the sole member of the limited liability companies listed above and managing general partner of Time Warner Telecom of Texas, L.P., TW Telecom, L.P., and Time Warner Telecom General Partnership, and, as general partner of Time Warner Telecom General Partnership, serves as the managing general partner of each of the other limited partnerships listed above. The name and address of the principal executive office for each of the additional registrants is the same as is set forth for Time Warner Telecom Inc. on the facing page of this registration statement.

PROSPECTUS

Debt Securities
Preferred Stock
Class A Common Stock
Class B Common Stock
Securities Warrants

        We may offer, from time to time, debt securities, shares of Class A common stock, shares of preferred stock, or warrants to purchase our debt or equity securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our Class A common stock or Class B common stock.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method and terms of the related offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Our Class A common stock is quoted on the Nasdaq National Market under the symbol "TWTC."

        See "Risk Factors" on page 1 for a discussion of certain factors that you should consider before purchasing our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We or the selling stockholders may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or the selling stockholders may also sell securities directly to investors.

This prospectus is dated March 16, 2006

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Dividend Policy
Description of Debt Securities
Description of Capital Stock
Description of Securities Warrants
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell debt securities, shares of Class A common stock, shares of preferred stock, or warrants to purchase our debt or equity securities, either separately or in units, in one or more offerings. In addition, selling stockholders to be named in a prospectus supplement may sell, from time to time, shares of our Class A common stock or Class B common stock. Each time we or any selling stockholder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, information in a document incorporated by reference in this prospectus automatically updates and supercedes information in earlier documents that are incorporated by reference in this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, or between information set forth in one or more documents incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Definitive Proxy Statement on Schedule 14A filed on April 29, 2005;

  •
  Current Reports on Form 8-K filed on January 20, 2005, April 4, 2005, April 26, 2005, May 9, 2005, June 1, 2005, June 21, 2005, July 21, 2005, October 13, 2005, December 29, 2005, January 11, 2006, February 2, 2006, February 16, 2006, and February 23, 2006; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on July 28, 1999.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                      Corporate Secretary
                      Time Warner Telecom Inc.
                      10475 Park Meadows Drive
                      Littleton, Colorado 80124
                      (303) 566-1000

ii

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above. We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements.

iii

THE COMPANY

        We are a leading provider of managed network solutions to a wide range of business customers and organizations throughout the United States. We deliver data, dedicated Internet access, and local and long distance voice services. Our customers are principally enterprise organizations in the health care, finance, higher education, manufacturing and hospitality industries, state, local and federal government entities, as well as long distance carriers, incumbent local exchange carriers, competitive local exchange carriers, wireless communications companies, and Internet service providers.

        We operate in 44 metropolitan markets that have high concentrations of medium- and large-sized businesses. As of December 31, 2005, our networks spanned 20,604 route miles and contained the equivalent of 965,274 fiber miles. We offer service in 22 states to approximately 5,982 buildings served entirely by our own network facilities and 16,246 buildings served through the use of our fiber network, and our switching facilities (for switched services) with leased services from other carriers to connect our distribution ring to the customer location. We continue to expand our footprint within our existing markets by connecting our network into additional buildings. We also have expanded our Internet Protocol, or IP, backbone data networking capability between markets supporting end-to-end Ethernet connections for customers, and have selectively interconnected existing service areas within regional clusters with fiber optic facilities that we own or lease. In addition, we provide on-net inter-city switched services that provide our customers a virtual presence in a remote city.

        We have two classes of common stock outstanding, Class A common stock and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. Currently, the Class B common stock is collectively owned directly or indirectly by Time Warner Inc., and by Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation, which we refer to collectively as Advance/Newhouse. Holders of Class A common stock and Class B common stock generally vote together as a single class. However, some matters require the approval of 100% of the holders of the Class B common stock, voting separately as a class, and some matters require the approval of a majority of the holders of the Class A common stock, voting separately as a class. As of December 31, 2005, the Class B stockholders had approximately 93% of the combined voting power of the outstanding common stock and were represented by five members of the Board of Directors.

        Our principal executive offices are located at 10475 Park Meadows Drive, Littleton, Colorado 80124, and our telephone number is (303) 566-1000. Our Internet address is http://www.twtelecom.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds to us from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will not receive any proceeds from sales of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended
	2005	2004	December 31, 2003	2002	2001
Ratio (Deficiency) of Earnings to Fixed Charges	(110,941)	(135,111)	(86,605)	(368,118)	(136,565)

        For purposes of calculating the deficiency of earnings to cover fixed charges, earnings were calculated by adding (i) net income (loss) before income taxes and cumulative effect of change in accounting principle, and (ii) fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest and the portion of rents representative of an interest factor.

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

        We have never paid or declared any dividends and do not anticipate paying any dividends in the foreseeable future. The decision whether to pay dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors. In addition, the indentures for each of our outstanding series of senior notes and the credit agreement governing our revolving credit facility and term loan B facility contain covenants that effectively prevent us from paying cash dividends on our common stock for the foreseeable future.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of such series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our unsecured direct obligations and may be convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date of the debt securities;

  •
  if the debt securities will bear interest:

  •
  the per annum interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

  •
  the first interest payment date; and

  •
  any circumstances under which we may defer or capitalize interest payments;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

  •
  any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

  •
  any special tax implications of the debt securities; and

  •
  any other terms of the debt securities. (Section 301)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock or other debt securities. Those terms could include:

  •
  whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

  •
  the conversion price or exchange ratio, or the manner of calculating the same;

  •
  the conversion or exchange period;

  •
  provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price or exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

        We may not consolidate or merge with or into any other person or convey, transfer, or lease all or substantially all of our assets to another person unless:

  •
  we are the resulting or surviving person or the resulting, surviving or acquiring person, if other than us, is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our liabilities and obligations under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  we deliver an officer's certificate and an opinion of counsel to the trustee stating that such transaction is in compliance with the terms of the indenture. (Section 801)

        If we consolidate or merge with or into any other person and we are not the resulting or surviving person or we convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting, surviving or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, other than in the case of a lease, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1008) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of the debt securities, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment thereof. (Section 508)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal of or any premium or interest on the debt securities;

  •
  reduce certain payments due on the debt securities;

  •
  change the place of payment or currency in which any payment on the debt securities is payable;

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  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

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  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

  •
  modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or waive certain defaults under the indenture. (Section 902)

        In addition, under the indenture we and the trustee may supplement the indenture without notice to or the consent of any holder to, among other action:

  •
  comply with the provisions concerning consolidation, merger and sale of assets;

  •
  add to the covenants for the benefit of holders of debt securities or any coupons, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to surrender any right or power granted to us in the indenture;

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  add any additional events of default;

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  provide for uncertificated notes in addition to or in place of certificated notes;

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  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision thereof, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions do not materially and adversely affect the interests of the holders of debt securities; or

  •
  add to or change or eliminate any provision of this indenture as is necessary or desirable to comply with any amendments to the Trust Indenture Act. (Section 901)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

  •
  waive compliance by us with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1009, 513)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" mean:

  •
  securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of such debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

  •
  holders of debt securities of that series can only look to the trust funds for payment of principal of, and any premium and interest on, the debt securities of that series. (Section 403)

        Under U.S. federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

        Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than U.S. federal income tax law.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture:

  •
  Consolidation, Merger or Sale (Section 801);

  •
  Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth and sixth bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

        In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series (such as sinking fund payments) on the date the payments were originally scheduled to be due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of such acceleration. However, we would remain liable for the balance of such payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

No Personal Liability of Some Persons

        No past, present or future stockholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary and is subject to the provisions of our restated certificate of incorporation, our by-laws and the relevant provisions of the law of Delaware. Our restated certificate of incorporation provides for authorized capital stock of 459.8 million shares, including 277.3 million shares of Class A common stock, $.01 par value per share, 162.5 million shares of Class B common stock, $.01 par value per share, and 20 million shares of preferred stock, $.01 par value per share. No preferred stock is outstanding.

Common Stock

        The relative rights of the Class A common stock and Class B common stock are substantially identical in all respects, except for voting rights and conversion rights.

        Voting Rights.    Each share of Class A common stock entitles the holder to one vote and each share of Class B common stock entitles the holder to 10 votes on each matter to be voted upon by the holders of the common stock. The holders of the shares of Class A common stock and Class B common stock vote as one class on all matters to be voted on by stockholders, including, without limitation, the election of directors and any proposed amendment to our restated certificate of incorporation that would increase the number of authorized shares of common stock or any class thereof or any other class or series of stock or decrease the number of authorized shares of any class or series of stock (but not below the number then outstanding), except as required by the Delaware General Corporation Law and except that,

  •
  as long as the outstanding Class B common stock represents at least 50% of the aggregate voting power of both classes of common stock outstanding, the approval of 100% of the Class B stockholders is required:

  •
  to amend, alter or repeal any provision of the restated certificate of incorporation, other than in connection with certain ministerial actions; or

  •
  for any direct or indirect disposition by us of capital stock of subsidiaries or assets that in either case represent substantially all of our assets and those of our subsidiaries on a consolidated basis; and

  •
  the approval of 100% of the Class B stockholders is required for the issuance of any additional shares of Class B common stock or any capital stock having more than one vote per share.

        Neither the holders of Class A common stock nor the holders of Class B common stock have cumulative voting rights.

        Dividends.    Each share of common stock is entitled to receive dividends from funds legally available therefor if, as and when declared by our board of directors. Class A common stock and Class B common stock share equally, on a share-for-share basis, in any dividends declared by our board of directors. If at any time a distribution of the Class A common stock or Class B common stock is to be paid in shares of Class A common stock, Class B common stock or any other of our securities or securities of any other person, such dividends may be declared and paid only as follows:

  •
  a share distribution consisting of Class A common stock to holders of Class A common stock and Class B common stock, on an equal per share basis; or to holders of Class A common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B common stock consisting of shares of Class B common stock on an equal per share basis;

  •
  a share distribution consisting of Class B common stock to holders of Class B common stock and Class A common stock, on an equal per share basis; or to holders of Class B common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A common stock consisting of shares of Class A common stock on an equal per share basis; and

  •
  a share distribution of shares of any class of our securities other than the common stock or the securities of any other person, either on the basis of a distribution of identical securities, on an equal per share basis to the holders of Class A common stock and Class B common stock, or on the basis of a distribution of one class of securities to the holders of Class A common stock and another class of securities to the holders of Class B common stock, provided that the securities so distributed do not differ in any respect other than relative voting rights and related differences in designations, conversion and share distribution provisions, with the holders of Class B common stock receiving the class having the higher relative voting rights, provided that if the securities so distributed constitute capital stock of a subsidiary of ours, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designations, conversion and distribution provisions between Class A common stock and Class B common stock. If we shall in any manner subdivide or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A common stock or Class B common stock, as the case may be, that have been subdivided or combined.

        Conversion.    Under our restated certificate of incorporation, each share of Class B common stock is convertible at any time and from time to time at the option of the holder thereof into one share of Class A common stock. The Class A common stock has no conversion rights.

        Equivalent Consideration In Certain Transactions.    In the event of any merger, consolidation, acquisition of all or substantially all of our assets or other reorganization to which we are a party, in which any consideration is to be received by the holders of Class A common stock and Class B common stock, those holders must receive the Equivalent Consideration (as defined below) on a per share basis. Under our restated certificate of incorporation, "Equivalent Consideration" is defined as consideration of substantially equivalent economic value as determined by our board of directors at the time of execution of the definitive agreement relating to the applicable merger, consolidation, acquisition or reorganization, provided, that

  •
  the holders of Class A common stock can receive consideration of a different form from the consideration to be received by the holders of Class B common stock and

  •
  if the holders of Class A common stock and Class B common stock are to receive securities of any other person, such securities (and, if applicable, the securities into which the received securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) can differ with respect to their relative voting rights and related differences in conversion and share distribution provisions, with the holders of shares of Class B common stock receiving the class or series having the higher relative voting rights, and the differences permitted by this sub-paragraph are not taken into account in the determination of equivalent economic value.

        Other.    Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of common stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on our liquidation, dissolution or winding up. All outstanding shares are, and all shares of Class A common stock issuable upon conversion of any securities will be, when sold, validly issued, fully paid and nonassessable. We may not subdivide or combine shares of common stock without at the same time proportionally subdividing or combining shares of the other classes. We may redeem shares of any class of stock other than the Class B common stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from a governmental agency that is conditioned on some or all of the holders of our stock possessing certain qualifications. The redemption price would be the average trading price of the stock during the 45 days prior to such redemption, or the fair market value of the stock as determined by our board of directors, and may be paid in cash or certain securities, as determined by our board.

Preferred Stock

        Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designation, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to the Class A common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

Corporate Opportunities

        Our restated certificate of incorporation provides that the Class B stockholders are not restricted from engaging directly or indirectly in the same or similar business activities or lines of business as us. In the event that any of the Class B stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for such Class B stockholder and us, such corporate opportunity shall be allocated to the Class B stockholder if offered to any person who is an officer, employee or director of the Class B stockholder and/or us, unless such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of us. Other than under these circumstances, the Class B stockholders shall have no duty to communicate or present such corporate opportunity to us.

Section 203 of the Delaware General Corporation Law

        Our restated certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination," as defined in that section, with an "interested stockholder," as defined in that section, for a period of three years after the date of the transaction in which the stockholder became an interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors

        Our restated certificate of incorporation limits the liability of directors to us or our stockholders for breaches of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law, and also provides that no amendment of the indemnification provision in our certificate of incorporation will affect the liability of a director for acts or omissions occurring prior to such amendment. In addition, our restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law. We have entered into separate indemnification agreements with our current directors and executive officers that have the effect of providing such persons indemnification protection in the event our restated by-laws are subsequently amended.

Nasdaq Trading

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "TWTC."

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is Wells Fargo Bank, Minnesota N.A.

DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock or Class A common stock, which we will collectively refer to as the "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which the securities warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

  •
  the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of Class A common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related Class A common stock or series of debt securities or preferred stock;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

        Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

        If securities warrants for the purchase of preferred stock or Class A common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of Class A common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related Class A common stock or series of debt securities or preferred stock;

  •
  the number of shares of preferred stock or shares of Class A common stock that can be purchased if a holder exercises the securities warrants and the price at which the preferred stock or Class A common stock may be purchased upon each exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

        Securities warrants for the purchase of preferred stock or Class A common stock will be in registered form only.

        A holder of securities warrant certificates may:

  •
  exchange them for new certificates of different denominations;

  •
  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement, if and to the extent that they are exercisable.

        Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or Class A common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or Class A common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of Class A common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

        If the securities warrants are exercisable, a holder of securities warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

  •
  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or Class A common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Class A common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the Class A common stock;

  •
  if we subdivide, reclassify or combine the Class A common stock;

  •
  if we issue rights or warrants to all holders of Class A common stock entitling them to purchase Class A common stock at less than the current market price; or

  •
  if we distribute to all holders of Class A common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of Class A common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of Class A common stock covered by a common stock warrant will not be adjusted if we issue Class A common stock or any securities convertible into or exchangeable for Class A common stock, or securities carrying the right to purchase Class A common stock or securities convertible into or exchangeable for Class A common stock.

        Holders of Class A common stock warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the Class A common stock;

  •
  a consolidation or merger involving our company; or

  •
  a sale or conveyance to a third party of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our Class A common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for Class A common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

LEGAL OPINIONS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of Time Warner Telecom Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and Time Warner Telecom Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and Time Warner Telecom Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
Legal Fees and Expenses**		250,000
Trustee Fees and Expenses**		30,000
Accounting Fees and Expenses**		250,000
Printing and Engraving Fees**		200,000
Rating Agency Fees**		100,000
Nasdaq and Other Listing Fees**		60,000
Miscellaneous**		10,000

Total		$900,000

*
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

**
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.

        Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which the director derived an improper personal benefit.

        The Restated Certificate of Incorporation of Time Warner Telecom Inc. provides that the liability of directors of Time Warner Telecom Inc. to the company or its stockholder for monetary damages for breach of fiduciary duty shall be limited to the maximum extent permitted by Delaware law. In addition, Time Warner Telecom Inc.'s Amended Bylaws provide that the company shall indemnify its officers and directors to the fullest extent permitted by the DGCL.

        Time Warner Telecom Inc. has also entered into indemnification agreements with all of its outside directors and has purchased directors' and officers' liability insurance.

Item 16. Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
3.1	Restated Certificate of Incorporation.(2)
3.2	Bylaws (as amended).(3)
4.1
Stockholders' Agreement, among Time Warner Telecom Inc., Time Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAE Inc., FibrCom Holdings, L.P., Paragon Communications, MediaOne Group, Inc., Multimedia Communications, Inc. and Advance/Newhouse Partnership.(4)
4.2
Amendment No. 1 to Stockholders' Agreement among Time Warner Telecom Inc., Time Warner Companies Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAI Inc., FibrCom Holdings, L.P., MediaOne of Colorado, Inc. and Advance/Newhouse Partnerships.(5)
4.3	Form of Indenture.
4.4	Form of Debt Security.(1)
4.5	Form of Warrant.(1)
5	Opinion of Faegre & Benson LLP.(1)
12	Computations of ratio of earnings to fixed charges.
23.1	Consent of Faegre & Benson LLP.(1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Powers of Attorney. (Contained on the signature page of this registration statement)
25	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference to Exhibit 3.1 to Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-49439) filed April 21, 1999.

(3)
Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Registration Statement on S-4/A (Registration No. 33-117144) filed July 6, 2004.

(4)
Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-49439) filed January 20, 1999.

(5)
Incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K for the year ended December 31, 2000, filed March 28, 2001.

Item 17. Undertakings

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

                (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton and the State of Colorado, on the 16th day of March, 2006.

TIME WARNER TELECOM INC.
By:	/s/ MARK A. PETERS Mark A. Peters, Chief Financial Officer

        Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Time Warner Telecom Inc. in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ LARISSA L. HERDA Larissa L. Herda	Chairman, President, and Chief Executive Officer	March 16, 2006
(ii) Principal Financial Officer
/s/ MARK A. PETERS Mark A. Peters	Senior Vice President and Chief Financial Officer	March 16, 2006
(iii) Principal Accounting Officer
/s/ JILL R. STUART Jill R. Stuart	Senior Vice President, Accounting and Finance and Chief Accounting Officer	March 16, 2006
(iv) Directors
/s/ RICHARD J. DAVIES Richard J. Davies	Director	March 16, 2006
/s/ SPENCER B. HAYS Spencer B. Hays	Director	March 16, 2006
/s/ LARISSA L. HERDA Larissa L. Herda	Director	March 16, 2006
/s/ ROBERT D. MARCUS Robert D. Marcus	Director	March 16, 2006
/s/ KEVIN MOONEY Kevin Mooney	Director	March 16, 2006
/s/ OLAF OLAFSSON Olaf Olafsson	Director	March 16, 2006
/s/ GEORGE R. SACERDOTE George R. Sacerdote	Director	March 16, 2006
/s/ ROSCOE YOUNG Roscoe Young	Director	March 16, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton and the State of Colorado, on the 16th day of March, 2006.

TIME WARNER TELECOM HOLDINGS INC.
By:	/s/ MARK A. PETERS Mark A. Peters, Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Time Warner Telecom Holdings Inc. in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ LARISSA L. HERDA Larissa L. Herda	Chairman, President, and Chief Executive Officer	March 16, 2006
(ii) Principal Financial Officer
/s/ MARK A. PETERS Mark A. Peters	Director, Senior Vice President and Chief Financial Officer	March 16, 2006
(iii) Principal Accounting Officer
/s/ JILL R. STUART Jill R. Stuart	Senior Vice President, Accounting and Finance and Chief Accounting Officer	March 16, 2006
(iv) Directors
/s/ PAUL B. JONES Paul B. Jones	Director, Senior Vice President, General Counsel and Regulatory Policy	March 16, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton and the State of Colorado, on the 16th day of March, 2006.

TIME WARNER HOLDINGS II LLC
TIME WARNER TELECOM OF ILLINOIS LLC
TIME WARNER TELECOM OF COLORADO LLC
TIME WARNER TELECOM OF MINNESOTA LLC
TIME WARNER TELECOM OF SOUTH CAROLINA LLC
TIME WARNER TELECOM OF OHIO LLC
TIME WARNER TELECOM OF IDAHO LLC
TIME WARNER TELECOM OF NEVADA LLC
TIME WARNER TELECOM OF NEW MEXICO LLC
TIME WARNER TELECOM OF OREGON LLC
TIME WARNER TELECOM OF UTAH LLC
TIME WARNER TELECOM OF WASHINGTON LLC
TIME WARNER TELECOM OF ARIZONA LLC
TIME WARNER TELECOM OF THE MID-SOUTH LLC
By:	TIME WARNER TELECOM HOLDINGS INC., its Sole Member
By:	/s/ MARK A. PETERS Mark A. Peters, Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Time Warner Telecom Holdings Inc., as sole member of each registrant, in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ LARISSA L. HERDA Larissa L. Herda	Chairman, President, and Chief Executive Officer	March 16, 2006
(ii) Principal Financial Officer
/s/ MARK A. PETERS Mark A. Peters	Director, Senior Vice President and Chief Financial Officer	March 16, 2006
(iii) Principal Accounting Officer
/s/ JILL R. STUART Jill R. Stuart	Senior Vice President, Accounting and Finance and Chief Accounting Officer	March 16, 2006
(iv) Directors
/s/ PAUL B. JONES Paul B. Jones	Director, Senior Vice President, General Counsel and Regulatory Policy	March 16, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton and the State of Colorado, on the 16th day of March, 2006.

TIME WARNER TELECOM GENERAL PARTNERSHIP
TIME WARNER TELECOM OF TEXAS, L.P.
TW TELECOM L.P.
By:	TIME WARNER TELECOM HOLDINGS INC., its Managing General Partner
By:	/s/ MARK A. PETERS Mark A. Peters, Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Time Warner Telecom

Holdings Inc., as managing general partner of each registrant, in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ LARISSA L. HERDA Larissa L. Herda	Chairman, President, and Chief Executive Officer	March 16, 2006
(ii) Principal Financial Officer
/s/ MARK A. PETERS Mark A. Peters	Director, Senior Vice President and Chief Financial Officer	March 16, 2006
(iii) Principal Accounting Officer
/s/ JILL R. STUART Jill R. Stuart	Senior Vice President, Accounting and Finance and Chief Accounting Officer	March 16, 2006
(iv) Directors
/s/ PAUL B. JONES Paul B. Jones	Director, Senior Vice President, General Counsel and Regulatory Policy	March 16, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton and the State of Colorado, on the 16th day of March, 2006.

TIME WARNER TELECOM OF CALIFORNIA, L.P.
TIME WARNER TELECOM OF FLORIDA, L.P.
TIME WARNER TELECOM OF WISCONSIN, L.P.
TIME WARNER TELECOM OF NORTH CAROLINA, L.P.
TIME WARNER TELECOM OF NEW JERSEY, L.P.
TIME WARNER TELECOM OF GEORGIA, L.P.
TIME WARNER TELECOM OF HAWAII, L.P.
TIME WARNER TELECOM OF INDIANA, L.P.
TIME WARNER TELECOM-NY, L.P.
By:	TIME WARNER TELECOM GENERAL PARTNERSHIP, its General Partner
By:	TIME WARNER TELECOM HOLDINGS INC., its Managing General Partner
By:	/s/ MARK A. PETERS Mark A. Peters, Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of Time Warner Telecom

Holdings Inc., as managing general partner of the general partner of each registrant, in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer
/s/ LARISSA L. HERDA Larissa L. Herda	Chairman, President, and Chief Executive Officer	March 16, 2006
(ii) Principal Financial Officer
/s/ MARK A. PETERS Mark A. Peters	Director, Senior Vice President and Chief Financial Officer	March 16, 2006
(iii) Principal Accounting Officer
/s/ JILL R. STUART Jill R. Stuart	Senior Vice President, Accounting and Finance and Chief Accounting Officer	March 16, 2006
(iv) Directors
/s/ PAUL B. JONES Paul B. Jones	Director, Senior Vice President, General Counsel and Regulatory Policy	March 16, 2006

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
3.1	Restated Certificate of Incorporation.(2)
3.2	Bylaws (as amended).(3)
4.1
Stockholders' Agreement, among Time Warner Telecom Inc., Time Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAE Inc., FibrCom Holdings, L.P., Paragon Communications, MediaOne Group, Inc., Multimedia Communications, Inc. and Advance/Newhouse Partnership.(4)
4.2
Amendment No. 1 to Stockholders' Agreement among Time Warner Telecom Inc., Time Warner Companies Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAI Inc., FibrCom Holdings, L.P., MediaOne of Colorado, Inc. and Advance/Newhouse Partnerships.(5)
4.3	Form of Indenture.
4.4	Form of Debt Security.(1)
4.5	Form of Warrant.(1)
5	Opinion of Faegre & Benson LLP.(1)
12	Computations of ratio of earnings to fixed charges.
23.1	Consent of Faegre & Benson LLP.(1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Powers of Attorney. (Contained on the signature page of this registration statement)
25	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference to Exhibit 3.1 to Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-49439) filed April 21, 1999.

(3)
Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Registration Statement on S-4/A (Registration No. 33-117144) filed July 6, 2004.

(4)
Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-49439) filed January 20, 1999.

(5)
Incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K for the year ended December 31, 2000, filed March 28, 2001.